                                                                    EXHIBIT 32.2

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of American Claims Evaluation, Inc. (the
"Company") on Form 10-QSB for the period ended December 31, 2004 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I,
Gary J. Knauer, Chief Financial Officer of the Company, certify, pursuant to 18
U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of
2002, that:

     (1)      The Report fully complies with the requirements of Section 13(a)
              or 15(d) of the Securities Exchange Act of 1934; and

     (2)      The information contained in the Report fairly presents, in all material respects, the financial condition and result of
              operations of the Company.

/s/  Gary J. Knauer

Gary J. Knauer
Chief Financial Officer
February 10, 2005

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to American Claims Evaluation, Inc.
and will be retained by American Claims Evaluation, Inc. and furnished to the
Securities and Exchange Commission or its staff upon request.

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